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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 48 to Registration Statement No. 2-75677 of Westcore Trust of our report dated June 26, 1998, appearing in the May 29, 1998 Annual Report of Westcore Trust and to the references to us under the captions "Financial Highlights" appearing in the Prospectuses and "Auditors" appearing in the Statement of Additional Information, which are included in such Registration Statement.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
September 24, 1998
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